First M&F Corp. Investor Information

CONTACT:    John G. Copeland
 EVP & Chief Financial Officer
 (662) 289-8594

January 18, 2008

FOR IMMEDIATE RELEASE

First M&F Corp. 2007 earnings up 3.8%

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ:FMFC) reported today that net income for 2007 was $14.458 million, or $1.60 basic and $1.59 diluted earnings per share, compared to $13.925 million, or $1.54 basic and $1.53 diluted earnings per share for 2006. This represents a 3.8% improvement in earnings.

Net income for the quarter ended December 31, 2007 was $3.561 million, or $.40 basic and $.39 diluted earnings per share, compared to $3.739 million, or $.41 basic and diluted earnings per share for the fourth quarter of 2006.

For the fourth quarter of 2007 the annualized return on assets was .87%, while return on equity was 10.13%. Comparatively, the return on assets for the fourth quarter of 2006 was .97%, with a return on equity of 11.71%. The return on assets for 2007 was .92%, while the return on equity was 10.78%.

“In the course of what turned out to be one of the most challenging and tumultuous years in modern finance, M&F continued to grow and increase earnings,” said Hugh Potts, Jr., Chairman and CEO. Potts added, “In a year without acquisition M&F grew just over 7%; earnings grew 3.8%; E.P.S. grew 3.8%; capital grew over 9%. In the midst of a firestorm of disruption and decline related to ‘subprime’ real estate and real estate retrenchment, M&F continued its record of stability and growth.”

Mr. Potts further commented, “While the economy and unsettled markets play out in 2008, M&F is positioned to manage risks and take advantage of opportunities. The principal challenges are continued growth, net interest margin, and asset quality. All of which may be more heavily influenced by general economic conditions than specific strategies.”

Mr. Potts added finally, “2007 was a remarkable year of disruption for the financial sector and economy. For M&F it was remarkable in its much more positive results.”

Net Interest Income

Net interest income was up by 3.0% compared to the fourth quarter of 2006, with the net interest margin decreasing to 3.83% in the fourth quarter of 2007 as compared to 3.99% in the fourth quarter of 2006. The significant contributor to the increase in net interest income was balance sheet growth offset by erosion in spreads as funding costs continued to increase more than asset yields. The net interest margin for the third quarter of 2007 was 3.94% as compared to 4.00% for the second quarter of 2007 and 3.94% for the first quarter of 2007. Loan yields decreased slightly to 7.74% in the fourth quarter of 2007 from 7.78% in the fourth quarter of 2006. Loan yields also decreased slightly from the third quarter of 2007 to the fourth quarter as the prime rate began to fall in the fourth quarter. Average loans were $1.207 billion for the fourth quarter of 2007 as compared to $1.175 billion for the third quarter of 2007 and $1.092 million during the fourth quarter of 2006. Loans increased by $20.975 million in the fourth quarter of 2007 and grew by $51.581 million in the third quarter. Deposit costs increased in the fourth quarter of 2007 from the third quarter of 2007 and from the fourth quarter of 2006, as competitive pressures and a flat yield curve served to influence deposit costs upward. Deposit costs were 3.67% in the fourth quarter of 2007 as compared to 3.38% in the fourth quarter of 2006. Deposits grew by $47.349 million during the fourth quarter of 2007. Management plans to continue to emphasize and focus on core deposit growth for 2008 to take advantage of repricing opportunities in the expected falling-rate environment. Loans as a percentage of assets were 73.74% at December 31, 2007 as compared to 70.63% at December 31, 2006 and 73.81% at September 30, 2007. Loans grew by 12.15% during 2007 while deposits grew by 6.45%.

Non-interest Income

Non-interest income, excluding securities transactions, for the fourth quarter of 2007 was flat compared to the fourth quarter of 2006, with deposit-related income up by 12.41% and mortgage income down by 1.99%. Insurance agency commissions were up by 9.13%.

Non-interest income, excluding securities transactions, increased by 6.20% for 2007 over 2006. Over half of non-interest income is from deposit sources. Deposit revenues continue to be supported by debit card fee income, which increased by 23.26% in 2007 over 2006, and overdraft fee income, which increased by 4.44% for the year. Commission revenues from traditional insurance products increased by 5.82% while commissions from annuity sales fell by 18.07% for 2007 over 2006.

Non-interest Expenses

Non-interest expenses were up by .94% in the fourth quarter of 2007 as compared to the fourth quarter of 2006. Salaries and benefits were up by 5.33%, due primarily to de novo expansion.

Non-interest expenses increased by 5.09% for 2007 as compared to 2006. Salaries and benefits were up by 6.37% for 2007 due primarily to the aforementioned expansion. The number of full-time equivalent employees at the end of 2007 was 564 as compared to 555 at the end of the third quarter of 2007 and 570 at the end of 2006.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the fourth quarter of 2007 were .45% as compared to .46% for the same period in 2006. Non-accrual and 90-day past due loans as a percent of total loans were .62% at the end of 2007 as compared to .36% at the end of 2006. Annualized net charge-offs as a percentage of average loans for 2007 were .28% as compared to .26% for 2006. The allowance for loan losses as a percentage of loans was 1.17% at December 31, 2007 as compared to 1.38% at December 31, 2006. The provision for loan losses decreased in 2007 from $3.032 million in 2006 to $2.520 million in 2007.

Balance Sheet

Total assets grew by 7.37% in 2007, to $1.654 billion from $1.540 billion. Total equity grew to $140.080 million, a 9.40% increase over 2006. Total loans were $1.219 billion compared to $1.087 billion at the end of 2006. Deposits were $1.262 billion compared to $1.186 billion at the end of 2006. Book value per share increased to $15.45 per share at the end of 2007, a 9.19% increase over 2006.

Capital

Capital was increased in 2007 by exercises of 19,854 shares at an average price of $15.37.

Growth

In November 2007 the Company opened a second full-service banking location in Okaloosa County, Florida in the community of Niceville.

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	December 31	December 31
	2007	2006
Cash and due from banks	54,240	59,793
Interest bearing bank balances	3,480	3,690
Federal funds sold	2,000	-
Securities available for sale (cost of
$236,575 and $263,238 )	237,138	261,828
Loans held for sale	5,571	7,263

Loans	1,219,435	1,087,283
Allowance for loan losses	14,217	14,950
Net loans	1,205,218	1,072,333

Bank premises and equipment	45,545	41,128
Accrued interest receivable	12,434	12,590
Other real estate	6,232	3,135
Goodwill	32,572	32,572
Other intangible assets	7,612	8,113
Other assets	41,709	37,830
Total assets	1,653,751	1,540,275

Non-interest bearing deposits	191,206	180,273
Interest bearing deposits	1,071,249	1,005,709
Total deposits	1,262,455	1,185,982

Federal funds and repurchase agreements	9,676	19,612
Other borrowings	201,312	166,400
Junior subordinated debt	30,928	30,928
Accrued interest payable	5,151	4,784
Other liabilities	4,131	4,503
Total liabilities	1,513,653	1,412,209

Noncontrolling interest in subsidiaries	18	19

Common stock, 9,067,580 and 9,046,226
shares issued & outstanding	45,338	45,231
Additional paid-in capital	30,475	30,315
Nonvested restricted stock awards	643	375
Retained earnings	64,395	54,707
Accumulated other comprehensive income	(771)	(2,581)
Total equity	140,080	128,047
Total liabilities & equity	1,653,751	1,540,275

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2007	2006	2007	2006
Interest and fees on loans	23,421	21,263	89,796	79,654
Interest on loans held for sale	86	98	439	428
Taxable investments	2,360	2,482	9,514	8,695
Tax exempt investments	458	478	1,798	1,938
Federal funds sold	41	47	144	543
Interest bearing bank balances	48	66	225	247
Total interest income	26,414	24,434	101,916	91,505

Interest on deposits	9,673	8,479	36,632	29,643
Interest on fed funds and repurchase agreements	145	158	609	417
Interest on other borrowings	2,367	1,971	8,644	7,348
Interest on subordinated debt	504	504	1,991	1,748
Total interest expense	12,689	11,112	47,876	39,156

Net interest income	13,725	13,322	54,040	52,349
Provision for possible loan losses	630	121	2,520	3,032
Net interest income after loan loss	13,095	13,201	51,520	49,317

Service charges on deposits	2,988	2,658	10,962	10,398
Mortgage banking income	345	352	1,491	1,299
Agency commission income	980	898	4,148	3,920
Fiduciary and brokerage income	154	146	598	616
Other income	779	1,184	4,016	3,624
Loss on extinguishment of debt	-	-	(126)	-
Gains (losses) on AFS investments	(37)	-	(37)	(4)
Total noninterest income	5,209	5,238	21,052	19,853

Salaries and employee benefits	7,492	7,113	29,348	27,590
Net occupancy expense	1,074	859	3,841	3,325
Equipment expenses	930	1,172	3,629	3,495
Software and processing expenses	374	315	1,463	1,281
Intangible asset amortization	121	101	547	330
Other expenses	3,034	3,344	12,277	12,610
Total noninterest expense	13,025	12,904	51,105	48,631

Net income before taxes	5,279	5,535	21,467	20,539
Income taxes	1,716	1,796	6,988	6,604
Noncontrolling interest in earnings (losses) of
subsidiaries, net of income taxes of $1, $0, $13, and $6	2	-	21	10
Net income	3,561	3,739	14,458	13,925

Weighted average shares (basic)	9,066,096	9,038,248	9,060,137	9,016,384
Weighted average shares (diluted)	9,123,517	9,098,772	9,113,181	9,067,328
Basic earnings per share	$0.40	$0.41	$1.60	$1.54
Diluted earnings per share	$0.39	$0.41	$1.59	$1.53

Return on assets (annualized)	0.87%	0.97%	0.92%	0.94%
Return on equity (annualized)	10.13%	11.71%	10.78%	11.39%
Efficiency ratio	67.67%	68.25%	66.95%	66.19%
Net interest margin (annualized, tax-equivalent)	3.83%	3.99%	3.93%	4.06%
Net charge-offs to average loans (annualized)	0.45%	0.46%	0.28%	0.26%
Nonaccrual and 90 day accruing loans to total loans	0.62%	0.36%	0.62%	0.36%

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2007	2007	2007	2007
Per Common Share (diluted):
Net income	0.39	0.42	0.39	0.39
Cash dividends paid	0.13	0.13	0.13	0.13
Book value	15.45	15.06	14.63	14.46
Closing stock price	15.80	17.55	18.63	18.40

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	169,447	164,866	167,184	153,798
Non-residential real estate	731,595	713,619	672,764	644,816
Residential real estate	223,614	221,915	220,876	221,747
Home equity loans	45,987	44,964	37,374	37,496
Consumer loans	40,860	40,374	41,385	43,616
Other loans	7,932	12,722	7,296	7,077
Total loans	1,219,435	1,198,460	1,146,879	1,108,550

Deposit Composition: (in thousands)
Noninterest-bearing deposits	191,206	186,123	187,604	188,116
NOW deposits	190,067	186,944	205,347	196,035
MMDA deposits	156,364	129,505	137,245	132,068
Savings deposits	105,924	105,819	102,376	99,549
Certificates of deposit under $100,000	301,298	287,899	281,597	293,426
Certificates of deposit $100,000 and over	289,533	292,477	269,890	265,826
Brokered certificates of deposit	28,063	26,339	28,101	33,844
Total deposits	1,262,455	1,215,106	1,212,160	1,208,864

Nonperforming Assets: (in thousands)
Nonaccrual loans	6,524	6,334	5,886	4,019
Accruing loans past due 90 days or more	1,093	1,955	455	254
Total nonperforming loans	7,617	8,289	6,341	4,273
Other real estate	6,232	4,926	3,652	2,270
Total nonperforming assets	13,849	13,215	9,993	6,543
Total nonperforming assets to assets ratio	0.84%	0.81%	0.63%	0.42%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	14,941	15,059	15,276	14,950
Provision for loan loss	630	630	630	630
Charge-offs	(1,905)	(920)	(984)	(935)
Recoveries	551	172	137	631
Ending balance	14,217	14,941	15,059	15,276

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2007	2007	2007	2007
Condensed Income Statements: (in thousands)

Interest income	26,414	26,045	25,125	24,332
Interest expense	12,689	12,259	11,603	11,325
Net interest income	13,725	13,786	13,522	13,007
Provision for loan losses	630	630	630	630
Noninterest revenues	5,209	5,425	4,861	5,557
Noninterest expenses	13,025	12,889	12,509	12,682
Net income before taxes	5,279	5,692	5,244	5,252
Income taxes	1,716	1,879	1,702	1,691
Noncontrolling interest	2	5	7	7
Net income	3,561	3,808	3,535	3,554

Tax-equivalent net interest income	14,039	14,084	13,831	13,323

Selected Average Balances: (in thousands)
Assets	1,625,756	1,580,780	1,546,058	1,540,915
Loans held for investment	1,200,977	1,166,820	1,122,129	1,101,879
Earning assets	1,453,458	1,417,310	1,386,464	1,372,001
Deposits	1,234,452	1,215,724	1,187,020	1,194,302
Equity	139,438	135,157	132,636	128,975

Selected Ratios:
Return on average assets (annualized)	0.87%	0.96%	0.92%	0.94%
Return on average equity (annualized)	10.13%	11.18%	10.69%	11.18%
Average equity to average assets	8.58%	8.55%	8.58%	8.37%
Net interest margin (annualized, tax-equivalent)	3.83%	3.94%	4.00%	3.94%
Efficiency ratio	67.67%	66.07%	66.92%	67.17%
Net charge-offs to average loans (annualized)	0.45%	0.25%	0.30%	0.11%
Nonaccrual and 90 day accruing loans to total loans	0.62%	0.69%	0.55%	0.38%
Price to book (x)	1.02	1.17	1.27	1.27
Price to earnings (x)	10.13	10.45	11.94	11.79

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		EPS
	(in thousands)	(diluted)
4Q 2007	3,561	0.39
3Q 2007	3,808	0.42
2Q 2007	3,535	0.39
1Q 2007	3,554	0.39
4Q 2006	3,739	0.41
3Q 2006	3,665	0.40
2Q 2006	3,251	0.36
1Q 2006	3,270	0.36
4Q 2005	3,065	0.34
3Q 2005	3,284	0.37
2Q 2005	3,045	0.34

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to	Contribution
	Per FTE	Ttl. Revenues	Avg. Assets	Margin
	(thousands)	(percent)	(percent)	(percent)
4Q 2007	34.2	27.06%	1.27%	61.08%
3Q 2007	35.0	27.80%	1.36%	62.57%
2Q 2007	33.3	26.01%	1.26%	60.93%
1Q 2007	33.4	29.43%	1.44%	61.60%
4Q 2006	33.4	27.86%	1.37%	62.39%
3Q 2006	33.9	28.26%	1.42%	62.79%
2Q 2006	33.2	26.39%	1.29%	61.39%
1Q 2006	33.4	25.40%	1.25%	63.27%
4Q 2005	33.3	24.29%	1.22%	62.09%
3Q 2005	33.5	28.33%	1.47%	62.48%
2Q 2005	33.0	26.50%	1.36%	63.82%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent)
4Q 2007	3.18%	67.67%
3Q 2007	3.23%	66.07%
2Q 2007	3.25%	66.92%
1Q 2007	3.29%	67.17%
4Q 2006	3.36%	68.25%
3Q 2006	3.26%	65.09%
2Q 2006	3.28%	67.02%
1Q 2006	3.17%	64.26%
4Q 2005	3.29%	65.20%
3Q 2005	3.24%	62.46%
2Q 2005	3.23%	63.12%

Contribution Margin:
(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:
Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD December 2007		QTD December 2006
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	4,616	4.18%	4,800	5.42%
Federal funds sold	3,656	4.34%	4,105	4.59%
Taxable investments (amortized cost)	191,632	4.89%	208,822	4.72%
Tax-exempt investments (amortized cost)	46,488	6.24%	48,309	6.27%
Loans held for sale	6,089	5.56%	8,003	4.87%
Loans held for investment	1,200,977	7.75%	1,083,648	7.80%
Total earning assets	1,453,458	7.30%	1,357,687	7.23%
Non-earning assets	172,298		164,517
Total average assets	1,625,756		1,522,204

NOW	181,676	1.43%	204,714	1.63%
MMDA	137,052	2.82%	123,453	2.19%
Savings	105,331	2.88%	94,857	2.51%
Certificates of Deposit	621,897	4.65%	571,450	4.41%
Short-term borrowings	12,977	4.41%	13,098	4.77%
Other borrowings	227,435	5.01%	193,921	5.06%
Total interest bearing liabilities	1,286,368	3.91%	1,201,493	3.67%
Non-interest bearing deposits	188,496		181,647
Non-interest bearing liabilities	11,454		12,370
Capital	139,438		126,694
Total average liabilities and equity	1,625,756		1,522,204
Net interest spread		3.39%		3.56%
Effect of non-interest bearing deposits		0.50%		0.48%
Effect of leverage		-0.06%		-0.05%
Net interest margin, tax-equivalent		3.83%		3.99%
Less tax equivalent adjustment:
Investments		0.07%		0.09%
Loans		0.01%		0.01%
Reported book net interest margin		3.75%		3.89%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	YTD December 2007		YTD December 2006
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	4,693	4.80%	6,538	3.78%
Federal funds sold	3,388	4.24%	12,248	4.43%
Taxable investments (amortized cost)	197,167	4.83%	188,148	4.62%
Tax-exempt investments (amortized cost)	45,875	6.25%	49,431	6.25%
Loans held for sale	8,161	5.38%	8,467	5.05%
Loans held for investment	1,148,275	7.83%	1,056,899	7.55%
Total earning assets	1,407,559	7.33%	1,321,731	7.02%
Non-earning assets	166,071		160,282
Total average assets	1,573,630		1,482,013

NOW	191,092	1.40%	216,405	1.60%
MMDA	133,557	2.58%	125,644	1.87%
Savings	101,367	2.78%	94,653	2.24%
Certificates of Deposit	599,393	4.62%	532,041	4.08%
Short-term borrowings	12,445	4.89%	8,787	4.74%
Other borrowings	208,738	5.09%	186,310	4.88%
Total interest bearing liabilities	1,246,592	3.84%	1,163,840	3.36%
Non-interest bearing deposits	182,598		184,638
Non-interest bearing liabilities	10,357		11,247
Capital	134,083		122,288
Total average liabilities and equity	1,573,630		1,482,013
Net interest spread		3.49%		3.66%
Effect of non-interest bearing deposits		0.49%		0.46%
Effect of leverage		-0.05%		-0.06%
Net interest margin, tax-equivalent		3.93%		4.06%
Less tax equivalent adjustment:
Investments		0.08%		0.09%
Loans		0.01%		0.01%
Reported book net interest margin		3.84%		3.96%